UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 8, 2022

MGT Capital Investments, Inc.

Delaware	001-32698	13-4148725
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 Fayetteville Street, Suite 1110 Raleigh, North Carolina	27601	(914) 630-7430
(Address of principal executive offices)	(Zip Code)	(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On September 12, 2022, MGT Capital Investments, Inc (the “Company” or “MGT”) entered into a Securities Purchase Agreement (the “SPA”) with Project Nickel, LLC, an accredited investor (the “Investor”), pursuant to which the Company received $1,335,000 in exchange for the issuance of an Original Issue Discount Secured Convertible Promissory Note (the “Note”) in the principal amount of $1,500,000. Any time prior to a change of control transaction, the Note is convertible into 30% of the outstanding shares of the Company’s common stock on the conversion date of the Note on a post-conversion basis (the “Conversion Shares”). The Note matures December 31, 2023 and bears interest at a rate of 6% per annum. Additionally, the Company issued to the Investor Series X, Series Y and Series Z warrants (collectively, the “Warrants”). Each of the Series of Warrants is exercisable into 60% of the Conversion Shares. The Warrants have an exercise price as follows:

●	Series X Warrant, the lower of $0.02 and 120% of the closing price on the date of exercise;

●	Series Y Warrant, the lower of $0.05 and 150% of the closing price on the date of exercise; and

●	Series Z Warrant, the lower of $0.06 and 200% of the closing price on the date of exercise.

Upon the occurrence of an event of default under the Note, the Investor has the right to be prepaid at 110% of the outstanding principal balance and accrued interest, and interest accrues at 12% per annum. The Note and Warrants contain conversion limitations providing that a holder thereof may not convert the Note or exercise the Warrants to the extent (but only to the extent) that, if after giving effect to such conversion, the holder or any of its affiliates would beneficially own in excess of 4.99% of the outstanding shares of the Company’s common stock immediately after giving effect to such conversion or exercise. A holder may increase or decrease its beneficial ownership limitation upon notice to the Company provided that in no event such limitation exceeds 9.99%, and that any increase shall not be effective until the 61st day after such notice.

The Note and Warrants were sold pursuant to an exemption from the registration requirements under Section 4(a)(2) of the Securities Act of 1933 (the “Securities Act”), and Rule 506 of Regulation D promulgated thereunder. The Investor is an accredited investor which has purchased the securities as an investment in a private placement that did not involve a general solicitation. The shares to be issued upon conversion of the Notes and the exercise of the Warrants have not been registered under the Securities Act and may not be offered or sold in the United States in the absence of an effective registration statement or exemption from the registration requirements. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the Note, Warrant and SPA, attached hereto as Exhibits 4.1, 4.2 and 10.1, respectively, each of which are incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03 in its entirety.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 3.02 in its entirety.

Item 8.01. Other Events.

On September 8, 2022, the Company entered into a non-binding letter of intent (“LOI”) with Bit5ive LLC (“Bit5ive”), in the form attached hereto as Exhibit 99.1, and which is incorporated herein by reference. The LOI contemplates a merger whereby Bit5ive would own between 70% and 80% of the Company upon consummation of the proposed merger.

The foregoing information is a summary of the LOI and is not complete, and is qualified in its entirety by reference to the full text of the LOI which is attached hereto as Exhibit 99.1. Readers should review the LOI for a complete understanding of the terms and conditions contemplated in this proposed transaction.

On September 14, 2022, the Company issued a press release announcing its entrance into the LOI. A copy of such press release is furnished as Exhibit 99.2 to this report.

The information in Item 8.01 of this report, including the information in the LOI and press release attached as Exhibits 99.1 and 99.2, respectively, to this report, is furnished pursuant to Item 8.01 of Form 8-K and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section. Furthermore, the information in Item 8.01 of this report, including the information in the LOI and press release attached as Exhibits 99.1 and 99.2, respectively, to this report, shall not be deemed to be incorporated by reference in the filings of the registrant under the Securities Act.

Item 9.01 Financial Statements and Exhibits

Exhibit Number	Description
4.1	Secured Convertible Promissory Note, dated September 12, 2022
4.2	Common Stock Purchase Warrant dated September 12, 2022
10.1	Securities Purchase Agreement, dated September 12, 2022
99.1	Non-Binding Letter of Intent with Bit5ive LLC
99.2	Press Release – Non-Binding Letter of Intent with Bit5ive LLC
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MGT Capital Investments, Inc.

Date:	September 14, 2022	By:	/s/ Robert B. Ladd
		Name:	Robert B. Ladd
		Title:	Chief Executive Officer